Exhibit 4.8

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED OCTOBER 23, 2023 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM BROADRIDGE CORPORATE ISSUER SOLUTIONS, LLC, THE SUBSCRIPTION AGENT, BY CALLING (888) 789-8409.

LAZYDAYS HOLDINGS, INC.
Incorporated under the laws of the State of Delaware

NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non-Transferable Subscription Rights to Purchase Shares of
Common Stock, Par Value $0.0001 per share, of Lazydays Holdings, Inc.

Subscription Price: To be determined as set forth below

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE
5:00 P.M., EASTERN TIME, ON NOVEMBER 14, 2023 (THE “EXPIRATION DATE”)

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of certain non-transferable subscription rights (each, a “Subscription Right”). The Subscription Right entitles the holder thereof to subscribe for and purchase shares of common stock, par value $0.0001 per share (the “Common Stock”), of Lazydays Holdings, Inc., a Delaware corporation (the “Company”), at a subscription price per whole share equal to the lesser of (i) $6.399 per share (the “Initial Price”) and (ii) 90% of the VWAP (as defined in the Prospectus) of a share of the Common Stock for the five trading day period through and including November 14, 2023 (the “Alternate Price”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus dated October 23, 2023 (the “Prospectus”).

Each stockholder will receive one Subscription Right for each share of Common Stock owned or issuable upon exercise of or conversion of the Company’s pre-funded warrants (the “Warrants”) and series A convertible preferred stock (the “Series A Preferred Stock”) as of 5:00 p.m., Eastern Time, on October 23, 2023 (the “Record Date”) and each Subscription Right will entitle its holder to purchase 0.77 shares of Common Stock at the Initial Price per full share. If the Alternate Price is lower than the Initial Price, the number of shares of Common Stock that each registered owner of a Right would receive will be proportionally higher. Holders must subscribe assuming the Subscription Price is the Initial Price of $6.399 per share. If the Alternate Price is lower than the Initial Price, any excess subscription amounts paid by a registered owner will be applied to the purchase of additional shares of Common Stock (either towards the Holder’s basic subscription right or towards its over-subscription right if the Holder has already exercised its basic subscription right in full).

The Subscription Rights represented by this Non-Transferable Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each share of Common Stock in accordance with the instructions contained herein.

This Non-Transferable Subscription Rights Certificate is not valid unless countersigned by Broadridge Corporate Issuer Solutions, LLC, the Subscription Agent. Witness the seal of Lazydays Holdings, Inc. and the signatures of its duly authorized officers.

DATED: October 23, 2023

John North, Chief Executive Officer	Kelly Porter, Chief Financial Officer

DELIVERY OPTIONS FOR NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.

If delivering by hand or overnight courier:	If delivering by first class mail:

Broadridge Corporate Issuer Solutions, LLC	Broadridge Corporate Issuer Solutions, LLC
Attn: BCIS IWS	Attn: BCIS Re-Organization Dept.
51 Mercedes Way	P.O. Box 1317
Edgewood, NY 11717	Brentwood, NY 11717-0718

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

SECTION 1 – EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares of Common Stock pursuant to your Subscription Right, please complete lines (a) and (b) and sign in part (c). If you do not indicate the number of Subscription Rights being exercised, or if you do not forward the full subscription payment for the number of Subscription Rights that you indicate are being exercised, then you will be deemed to have exercised the maximum number of Subscription Rights that may be exercised with the aggregate subscription payment you delivered to the Subscription Agent. Fractional shares of our Common Stock resulting from the exercise of the Subscription Rights will be eliminated by rounding down to the nearest whole share, with the total subscription payment being adjusted accordingly. If the Alternate Price is lower than the Initial Price, the number of shares of Common Stock that you are entitled to purchase for each Right will be proportionally higher. You must subscribe assuming the Subscription Price is the Initial Price of $6.399 per share. If the Alternate Price is lower than the Initial Price, any excess subscription amounts paid by you will be applied to the purchase of additional shares of Common Stock (either towards the Holder’s basic subscription right or towards your over-subscription right if you already exercised your basic subscription right in full). If you request and pay for more shares of Common Stock than are allocated to you, we will refund the overpayment, without interest or deduction.

(a)	EXERCISE OF SUBSCRIPTION RIGHT:

(i)	Basic Subscription Right

I exercise		x	0.770	=		x	$6.399	$
	(No. of shares owned)	x	(Initial ratio)	=	(No. of Basic Subscription Shares Subscribed For)	x	(Initial Price)	(Amount Enclosed)

(ii)	Over-Subscription Right: If you fully exercise your Basic Subscription Right, above, and wish to subscribe for additional shares, you may exercise your Over-Subscription Right below.

I exercise		x	$6.399	=	$
	(No. of Over-Subscription Shares Subscribed For)	x	(Initial Price)	=	(Amount Enclosed)

(b)	PAYMENT:

Amount Enclosed

Basic Subscription Right:	$	☐ Certified check drawn on a U.S. bank, or postal or express money order payable to Broadridge Corporate Issuer Solutions, LLC, as Subscription Agent.
Over-Subscription Right:	$	☐ Wire transfer directly to the escrow account maintained by Broadridge Corporate Issuer Solutions, LLC, as Subscription Agent.
Total Amount Enclosed	$

Method of Payment. All payments must be made in U.S. dollars by wire transfer of funds, U.S. Postal money order or certified check drawn upon a U.S. bank payable to “Broadridge Corporate Issuer Solutions, LLC (acting as Subscription Agent for Lazydays Holdings, Inc.)”. The Subscription Agent will not accept payment by any other means, except as agreed by the Company in writing.

(c)	SIGNATURE(S):

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for the Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus. I hereby agree that if I fail to pay for the shares of Common Stock for which I have subscribed, Lazydays Holdings, Inc. may exercise its legal remedies against me. I further acknowledge that I am subscribing assuming the Subscription Price is the Initial Price of $6.399 per share. If the Alternate Price is lower than the Initial Price, any excess subscription amounts paid hereto will be applied to the purchase of additional shares of Common Stock (either towards my basic subscription right, or towards my over-subscription right if I have already exercised my basic subscription right in full).

This form must be signed by the registered holder(s) exactly as their name(s) appear(s) on the certificate(s) or book entry or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

Signature(s) of Subscriber(s)	Date	Daytime Telephone Number(s)

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print). See the instructions.

Name(s)	Full Title	Taxpayer ID # or Social Security #	Date

SECTION 2 – SPECIAL ISSUANCE OR DELIVERY INSTRUCTIONS FOR SUBSCRIPTION RIGHTS HOLDERS

(a) To be completed ONLY if the book-entry representing the Common Stock is to be issued in a name other than that of the registered holder. (See the Instructions.) DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

(b) To be completed ONLY if the book-entry representing the Common Stock is to be issued to an address other than that shown on the front of this certificate. (See the Instructions.) DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

Print Full Name:	Print Full Name:
Print Full Address:	Print Full Address:
Taxpayer ID # or Social Security #:	Taxpayer ID # or Social Security #:

SIGNATURE GUARANTEE
 This must be completed if you have completed any portion of Section 2.

Signature Guaranteed:

(Name of Bank or Form)

By:	(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT BROADRIDGE CORPORATE ISSUER SOLUTIONS, LLC, THE SUBSCRIPTION AGENT, AT (855) 793-5068 (TOLL-FREE). THE RIGHTS OFFERING EXPIRES AT 5:00 P.M., EASTERN TIME, ON MARCH 1,
2023, AND THIS NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE IS VOID THEREAFTER.

THE RIGHTS OFFERING HAS BEEN REGISTERED OR QUALIFIED OR IS BELIEVED TO BE EXEMPT FROM REGISTRATION OR QUALIFICATION ONLY UNDER THE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF THE STATES IN THE UNITED STATES. RESIDENTS OF OTHER JURISDICTIONS MAY NOT PURCHASE THE SECURITIES OFFERED HEREBY UNLESS THEY CERTIFY THAT THEIR PURCHASES OF SUCH SECURITIES ARE EFFECTED IN ACCORDANCE WITH THE APPLICABLE LAWS OF SUCH JURISDICTIONS.